As filed with the Securities and Exchange Committee on July 22, 2025

Registration No. 333-287306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 4 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CTW Cayman
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

29F, 1 Chome-9-10, ARK Hills Sengokuyama Mori Tower
Roppongi, Minato City, Tokyo 106-0032, Japan
+050-1748-6333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Richard J. Chang, Esq.

Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP

Suite 2202, Building C, Yintai Center

#2 Jianguomenwai Ave.

Chaoyang District

Beijing, P.R. China 100022

+86 10 5680 3888

Jason T. Simon, Esq. Yangyang Jia, Esq. Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, VA 22102 703-749-1300

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

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†         The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, to reflect the updated filing status of such exhibit in Item 6 of Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 3 to the Registration Statement filed on July 3, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our amended and restated memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Rule 701 of the Securities Act. None of the transactions involved an underwriter.

Purchaser	Date of Issuance	Number of Securities	Consideration (in US$)	Underwriting Discount and Commission
CTW (BVI) LTD	November 15, 2024	1 Ordinary Share	0.0001	N/A
CTW (BVI) LTD	May 15, 2025	48,000,000 Class A Ordinary Share	4,800	N/A
CTW (BVI) LTD	May 15, 2025	11,999,999 Class B Ordinary Share	1,200	N/A

Item 8. Exhibits and Financial Statement Schedules

(a)    Exhibits:

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the combined financial statements and the notes thereto.

Item 9. Undertakings

The undersigned hereby undertakes:

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

CTW CAYMAN

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association of the Registrant, effective as of November 15, 2024
3.2†	Amended and Restated Memorandum and Articles of Association of the Registrant, effective as of May 15, 2025
4.1†	Registrant’s Specimen Certificate for Class A ordinary shares
5.1†	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered and certain other legal matters
8.1†	Opinion of Travers Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Nishi Law Firm and Kudanzaka Law Office regarding certain Japanese tax matters (included in Exhibit 99.2)
10.1†	Form of Employment Agreement between the Registrant and each of its executive officers
10.2†	Form of Director Service Agreement between the Registrant and each of its independent directors
10.3†	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers
10.4†	English Translation of CTW Service Agreement dated November 17, 2023, by and between CTW Inc. and River Game HK Limited
10.5†	Form of CTW Service Agreement with Game Developer for IP-based Game
10.6†	Form of IP License Agreement
10.7†	2025 Equity Incentive Plan
10.8†	2025 Employee Share Purchase Plan
21.1†	List of Significant Subsidiaries of the Registrant
23.1†	Consent of YCM CPA INC.
23.2†	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3†	Consent of Nishi Law Firm and Kudanzaka Law Office (included in Exhibit 99.2)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2†	Opinion of Nishi Law Firm and Kudanzaka Law Office regarding certain Japanese law matters
99.3†	Consent of Frost & Sullivan
99.4†	Consent of Akihiro Ishiwata
99.5†	Consent of Kevin Dean Vassily
99.6†	Consent of Naoto Hattori
99.7†	Consent of Koichiro Yamashita
107†	Filing Fee Table

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†        Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on July 22, 2025.

CTW Cayman
By:	/s/ Ryuichi Sasaki
Name:	Ryuichi Sasaki
Title:	Founder, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ryuichi Sasaki	Founder, Chief Executive Officer and Chairman of the	July 22, 2025
Name: Ryuichi Sasaki	Board of Directors (Principal Executive Officer)
/s/ Patrick Liu	Chief Financial Officer	July 22, 2025
Name: Patrick Liu	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CTW Cayman, has signed this registration statement or amendment thereto in New York, NY on July 22, 2025.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President